http://schemas.microsoft.com/office/word/2003/wordml2450
SUB-ITEM 77H

         As of 11/30/10, the following persons or entities now own 25% or more of MFS Emerging Markets Equity
         Funds voting securities:

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        PERSON/ENTITY
FUND             PERCENTAGE
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        MFS International Diversification Fund
FEM              34.82%
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         As of 11/30/10, the following persons or entities now own 25% or more of MFS Global Bond Funds voting
         securities:

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        PERSON/ENTITY
 FUND             PERCENTAGE
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        MFS Moderate Allocation Fund
 GLB              40.61%
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        MFS Growth Allocation Fund
GLB              33.59%
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